EXHIBIT 99.1

ContextLogic Inc. Reports First-Quarter 2025 Financial Results

OAKLAND, Calif.,—(BUSINESS WIRE)—May 9, 2025—ContextLogic Inc. (Nasdaq: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter ended March 31, 2025.

First-Quarter 2025 Financial Highlights

•
Net Loss: Net loss was $4 million, compared to a net loss of $59 million in the first quarter of fiscal year 2024.
•
As of March 31, 2025, the Company had $64 million in cash and cash equivalents, $158 million in marketable securities and $1 million in prepaid expenses and other current assets primarily made up of restricted cash. The Company had total liabilities of $3 million.

ContextLogic will host a financial results conference call at 5pm EDT on May 9th. The live conference call may be accessed by registering here.

Company Outlook

The first quarter of 2025 marked a pivotal step in the Company’s evolution with the completion of the previously announced strategic investment from BC Partners (the “Strategic Investment”) in a subsidiary of ContextLogic, which was an important milestone in advancing our value-maximization strategy through both organic growth and value-enhancing acquisitions.

Following the Strategic Investment, ContextLogic made several important changes to its board of directors. In addition to naming Ted Goldthorpe its Chairman and adding Mark Ward from BC Partners, the Company is also pleased to have added financial industry veteran Jennifer Chou to the team.

As of March 31, 2025, the Company, on a consolidated basis, had approximately $222 million in cash, cash equivalents, and marketable securities. Under the terms of the Strategic Investment there is a Company option for an additional issuance by our subsidiary of redeemable convertible preferred units in connection with a future acquisition which, if called, would add an additional $75 million in cash available for investment in the business.

During the three months ended March 31, 2025, the Company incurred $6 million of general and administrative expenses associated with $4 million of expenses for employees, legal and other professional services, which includes $1 million of stock-based compensation and $2 million of expenses for the evaluation and pursuit of strategic transactions. Interest income totaled $2 million, with the Company's marketable securities and cash and cash equivalents primarily invested in U.S. government instruments.

During the three months ended March 31, 2025, the Company used $5 million cash in operating activities. The Company generated $72 million from financing activities tied to the Strategic Investment. The net $72 million generated consists of $75 million proceeds from issuance of the redeemable convertible preferred units net of $3 million in stock issuance costs.

“With the initial tranche of the BC Partners strategic investment complete and our board strengthened, we are well-positioned to identify and pursue growth and acquisition opportunities that create long-term value for ContextLogic and its stockholders,” said Rishi Bajaj, Chief Executive Officer.

About ContextLogic Inc

ContextLogic Inc. is a publicly traded company currently seeking to develop and grow a de novo business and finance potential future bolt-on acquisitions of assets or businesses that are complementary to its operations. For more information on ContextLogic, please visit ir.contextlogicinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues after the sale of substantially all of our assets in April 2024; our prior history of losses; our intention not to liquidate and distribute sale proceeds to our stockholders after the sale of substantially all of our assets; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; risks if we fail to develop a viable future business plan or fail to acquire a business or assets and generate revenues; risks if we engage in a business combination that has adverse tax consequences to us or our stockholders; risks if we pursue a business combination with a privately-held target; our retention of certain liabilities relating to the assets we sold and our indemnification obligations under the sale agreement for those assets; risks if we fail to make, integrate or maintain future acquisitions and investments; risks associated with a failure to maintain effective disclosure controls and internal control over financial reporting; currently pending or future litigation; changes to laws and regulations that could affect our business or ability to pursue chosen strategic alternatives; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our management strategies and plans, competitive position, business environment, potential growth strategies and opportunities; our continued listing on Nasdaq; impact of future issuances of our common stock or rights to purchase our common stock; impact of our Tax Benefits Preservation Plan on our stock performance; volatility in our stock price; impact of anti-takeover provisions in our charter documents, in our Tax Benefits Preservation Plan and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$64	$66
Marketable securities	158	83
Prepaid expenses and other current assets	1	7
Total current assets	223	156
Total assets	$223	$156
Liabilities, Redeemable Non-controlling Interest, and Stockholders’ Equity
Current liabilities:
Accounts payable	$1	$—
Accrued liabilities	2	5
Total current liabilities	3	5
Total liabilities	3	5
Redeemable non-controlling interest	75	—
Stockholders’ equity	145	151
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$223	$156

ContextLogic Inc.

Condensed Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$—	$36
Cost of revenue	—	30
Gross profit	—	6
Operating expenses:
Sales and marketing	—	15
Product development	—	22
General and administrative	6	22
Total operating expenses	6	59
Loss from operations	(6)	(53)
Other income, net:
Interest and other income, net	2	—
Loss before provision for income taxes	(4)	(53)
Provision for income taxes	—	6
Net loss	(4)	(59)
Adjustments attributable to redeemable non-controlling interest	(3)	—
Net loss attributable to redeemable non-controlling interest	—	—
Net loss attributable to common stockholders	$(7)	$(59)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(2.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	26,306	24,315

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net loss attributable to common stockholders	$(7)	$(59)
Net loss and adjustment attributable to redeemable non-controlling interest	3	—
Net loss	(4)	(59)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	1
Noncash lease expense	—	1
Stock-based compensation	1	9
Net accretion of discounts and premiums on marketable securities	(1)	—
Other	—	(1)
Changes in operating assets and liabilities:
Funds receivable	—	(1)
Prepaid expenses, other current and noncurrent assets	—	3
Accounts payable	1	(13)
Merchants payable	—	(9)
Accrued and refund liabilities	(2)	(10)
Lease liabilities	—	(2)
Other current and noncurrent liabilities	—	6
Net cash used in operating activities	(5)	(75)
Cash flows from investing activities:
Purchases of marketable securities	(158)	—
Maturities of marketable securities	83	90
Net cash (used in) provided by investing activities	(75)	90
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible Preferred Units, net	72	—
Payment of taxes related to RSU settlement	—	(1)
Net cash provided by (used in) financing activities	72	(1)
Foreign currency effects on cash, cash equivalents and restricted cash	—	(2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(8)	12
Cash, cash equivalents and restricted cash at beginning of period	73	238
Cash, cash equivalents and restricted cash at end of period	$65	$250
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$64	$250
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	1	—
Total cash, cash equivalents and restricted cash	$65	$250
Supplemental cash flow disclosures:
Cash paid for operating leases	$—	$2
Cash paid for income taxes, net of refunds	$—	$1

Contacts

Investor Relations:

Lucy Simon, CLI

ir@contextlogicinc.com